EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Alumis Inc. dated as of November 17, 2025 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 17, 2025
VENBIO GLOBAL STRATEGIC FUND IV, L.P.

	By:	VENBIO GLOBAL STRATEGIC GP IV, LLC General Partner
	By:	*
	Title:	Member
	By:	*
	Title:	Member

VENBIO GLOBAL STRATEGIC GP IV, LLC

	By:	*
	Title:	Member
	By:	*
	Title:	Member

*
Corey Goodman
*
Robert Adelman

	*By:	/s/ David Pezeshki
	Title:	David Pezeshki As attorney-in-fact

This Agreement was executed by David Pezeshki on behalf of the individual listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2.